As filed with the Securities and Exchange Commission on September 5, 2014.

Registration No.   333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

(Exact name of Registrant as specified in its charter)

District of Columbia (State or other jurisdiction of incorporation or organization)	6159 (Primary Standard Industrial Classification Code)	52-089-1669 (I.R.S. Employer Identification Number)

20701 Cooperative Way
Dulles, Virginia 20166
(703) 467-1800
(Address, including zip code, and telephone number, including area code, of
Registrants’ principal executive offices)

Roberta B. Aronson

Senior Vice President and General Counsel

National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, Virginia 20166
Telephone: (703) 467-1800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Stuart G. Stein

Gregory F. Parisi

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004

Telephone: (202) 637-8575

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)         ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
4.023% Collateral Trust Bonds due 2032	$218,339,000	100%	$218,339,000	$28,122.06

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER           , 2014

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

Offer to Exchange up to $218,339,000 Aggregate Principal Amount of 4.023% Collateral Trust Bonds due 2032
that have been registered under the Securities Act of 1933, as amended for

Any and all outstanding 4.023% Collateral Trust Bonds due 2032 that have not been registered under the Securities Act of 1933, as amended

The Exchange Offer will expire at 5:00 p.m.,

New York City time, on            , unless extended

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “Exchange Offer”), to exchange any and all of our outstanding 4.023% Collateral Trust Bonds due 2032 (CUSIP Nos. 637432 MY8 and U6373B DX3), referred to herein as the Original Bonds, for a like amount of our 4.023% Collateral Trust Bonds due 2032 (CUSIP No. 637432 MS1) that have been registered under the Securities Act of 1933, as amended, referred to herein as the Exchange Bonds, and together with the Original Bonds, referred to herein as the Bonds. The terms of the Exchange Offer are summarized below and are more fully described in this prospectus.

The terms of the Exchange Bonds are identical to the terms of the corresponding Original Bonds in all material respects, except that the Exchange Bonds are registered under the Securities Act of 1933, as amended, referred to herein as the Securities Act, and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Bonds do not apply to the Exchange Bonds.

We will accept for exchange any and all Original Bonds validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on           , unless extended.

You may withdraw tenders of Original Bonds at any time prior to the expiration of the Exchange Offer.

We will not receive any proceeds from the Exchange Offer.

The exchange of the Original Bonds for Exchange Bonds will not be a taxable event for U.S. federal income tax purposes.

We do not intend to list the Exchange Bonds on any securities exchange.

For a discussion of factors you should consider before you decide to participate in the exchange offer, see “Risk Factors” beginning on page 8.

We are not asking you for a proxy, and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        ,

Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Bonds. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for Original Bonds where the Original Bonds were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 270 days after the expiration of the Exchange Offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the Exchange Offer, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letter of transmittal. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

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Where You Can Find More Information

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission, referred to herein as the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 205493. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http:www.sec.gov.

This prospectus is part of a registration statement that we have filed with the SEC in connection with the Exchange Offer. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and its accompanying exhibits and schedules. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s Public Reference Room or website.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filing made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, until this offering is completed:

•	Annual Report on Form 10-K for the year ended May 31, 2014 (filed August 28, 2014).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will not be deemed to be modified for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings from the SEC as described under “Where You Can Find More Information.” You may also request, at no cost (other than an exhibit to these filings, or an exhibit to any other filings incorporated by reference into this registration statement, unless we have incorporated that exhibit by reference into this registration statement), a copy of these filings by writing to or telephoning us at the following address:

National Rural Utilities Cooperative Finance Corporation

20701 Cooperative Way

Dulles, VA 20166-6691

(703) 467-1800

Attn: J. Andrew Don, Senior Vice President and Chief Financial Officer

These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the Exchange Offer, initially scheduled for 5:00 pm, New York City time, on             . This means you must request this information no later than             .

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Summary

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Bonds and the Exchange Offer. Unless the context otherwise requires, references in this prospectus to “CFC,” “the Company,” “we,” “our,” “ours” and “us” refer to National Rural Utilities Cooperative Finance Corporation.

National Rural Utilities Cooperative Finance Corporation

CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969.  CFC’s principal purpose is to provide its members with financing to supplement the loan programs of the Rural Utilities Service (“RUS”) of the United States Department of Agriculture.  CFC makes loans to its rural electric members so they can acquire, construct and operate electric distribution, generation, transmission and related facilities.  CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations.  As a cooperative, CFC is owned by and exclusively serves its membership, which consists solely of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code of 1986, as amended (the “Code”).  As a member-owned cooperative, CFC has no publicly held equity securities outstanding. CFC funds its activities primarily through a combination of publicly and privately held debt securities and member investments. As a member owned cooperative, CFC’s objective is not to maximize profit, but rather offer its members cost-based financial products and services consistent with sound financial management. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain non-cash accounting entries, to a cooperative educational fund, a members’ capital reserve, a general reserve, if necessary, and to members based on each member’s patronage of CFC’s loan programs during the year. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.

For financial statement purposes, CFC’s results of operations and financial condition are consolidated with and include Rural Telephone Finance Cooperative (“RTFC”) and National Cooperative Services Corporation (“NCSC”). CFC also consolidates the financial results of certain entities created and controlled by CFC to hold foreclosed assets and to accommodate loan securitization transactions.

RTFC is a cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005.  RTFC’s principal purpose is to provide and arrange financing for its rural telecommunications members and their affiliates.  RTFC’s membership consists of a combination of not-for-profit entities and for-profit entities. CFC is the sole lender to and manages the business operations of RTFC through a management agreement in effect until December 1, 2016, which is automatically renewed for one-year terms thereafter unless terminated by either party. Under a guarantee agreement, RTFC pays CFC a fee, and in exchange, CFC reimburses RTFC for loan losses. RTFC is headquartered with CFC in Dulles, Virginia.  RTFC is a taxable cooperative that pays income tax based on its net income, excluding patronage-sourced net earnings allocated to its patrons, as permitted under Subchapter T of the Code.

NCSC was incorporated in 1981 in the District of Columbia as a member-owned cooperative association.  The principal purpose of NCSC is to provide financing to members of CFC, entities eligible to be members of CFC and the for-profit and non-profit entities that are owned, operated or controlled by, or provide significant benefit to Class A, B and C members of CFC.   NCSC’s membership consists of distribution systems, power supply systems and statewide and regional associations that are members of CFC or are eligible for such membership.  CFC is the primary source of funding to and manages the business operations of NCSC through a management agreement that is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses. NCSC is headquartered with CFC in Dulles, Virginia.  NCSC is a taxable cooperative. Thus, NCSC pays income tax based on its reported taxable income and deductions.

The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information, you should refer to the information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

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The Exchange Offer

On May 23, 2014, in connection with a private exchange offer, we issued $218,339,000 aggregate principal amount of our 4.023% Collateral Trust Bonds due 2032 (CUSIP Nos. 637432 MY8 and U6373B DX3). As part of that issuance, we entered into a registration rights agreement with the dealer manager of the private exchange offer, dated as of May 23, 2014, in which we agreed, among other things, to deliver this prospectus to you and to use all commercially reasonable efforts to complete an exchange offer for the Original Bonds. The following is a summary of the Exchange Offer. For a more complete description of the terms of the Exchange Offer, see “The Exchange Offer” in this prospectus.

Securities Offered	Up to $218,339,000 aggregate principal amount of our 4.023% Collateral Trust Bonds due 2032, registered under the Securities Act. The form and terms of the Exchange Bonds offered in the Exchange Offer are identical in all material respects to those of the Original Bonds, except that the Exchange Bonds are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions relating to the Original Bonds do not apply to the Exchange Bonds.

The Exchange Offer	We are offering to exchange any and all of our outstanding Original Bonds for a like principal amount of Exchange Bonds. We are offering these Exchange Bonds to satisfy our obligations under a registration rights agreement which we entered into in connection with the issuance of the Original Bonds. You may tender the Original Bonds only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We will issue Exchange Bonds promptly after the expiration of the Exchange Offer. In order to be exchanged, an Original Bond must be properly tendered and accepted. All Original Bonds that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, there is $218,339,000 aggregate principal amount of Original Bonds outstanding. The $218,339,000 aggregate principal amount of Original Bonds were issued under an indenture dated October 25, 2007.

Expiration Date; Tenders; Withdrawal	The Exchange Offer will expire at 5:00 p.m., New York City time, on , unless we extend it. You may withdraw any Original Bonds that you tender for exchange at any time prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offer. We will accept any and all Original Bonds validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Procedures for Tendering Original Bonds” and “—Withdrawal of Tenders of Original Bonds” for a more complete description of the tender and withdrawal period.

Settlement	We will deliver the Exchange Bonds with respect to the Exchange Offer on the settlement date, which will be the fifth business day following the expiration date of the Exchange Offer or as soon as practicable thereafter.

Accrued Interest	Interest on the Exchange Bonds will accrue from the last interest payment date on which interest was paid on the Original Bonds surrendered in exchange thereof or, if no interest has been paid, from and including May 1, 2014. If your Original Bonds are accepted for exchange, you will receive interest on the Exchange Bonds and not on the Original Bonds, provided that you will receive interest on the Original Bonds and not the Exchange Bonds if and to the extent the record date for such interest payment occurs prior to completion of the Exchange Offer. Any Original Bonds not tendered will remain outstanding and continue to accrue interest according to their terms.

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Conditions to the Exchange Offer

The Exchange Offer is subject to customary conditions. Notwithstanding any other terms of the Exchange Offer, or any extension of the Exchange Offer, we do not have to accept for exchange, or exchange Exchange Bonds for, any Original Bonds, and we may terminate the Exchange Offer before acceptance of the Original Bonds, if in our reasonable judgment:

•      the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

•      any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer or, in any such action or proceeding, any material adverse development has occurred with respect to us.

If we materially change the terms of the Exchange Offer, we will resolicit tenders of the Original Bonds and extend the Exchange Offer period if necessary so that at least five business days remain in the offering period following notice of a material change. See “The Exchange Offer—Conditions to the Exchange Offer” for more information.

Procedures for Tendering Original Bonds

A tendering holder must, on or prior to the expiration date:

•      complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your Original Bonds specified in the letter of transmittal, to the exchange agent at the address listed in the letter of transmittal, for receipt on or prior to the expiration date; or

•     comply with The Depository Trust Company’s Automated Tender Offer Program procedures for book-entry transfer on or prior to the expiration date.

If you are tendering your Original Bonds in exchange for Exchange Bonds and anticipate delivering your letter of transmittal and other documents other than through The Depository Trust Company, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold bonds custodially through The Depository Trust Company to arrange for receipt of any Exchange Bonds to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required The Depository Trust Company participant with account information in the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering Original Bonds.”

Consequences of Your Failure to Exchange Your Original Bonds	Original Bonds that are not exchanged in the Exchange Offer will continue to be subject to the restrictions on transfer that are described in the legend on the Original Bonds. In general, you may offer or sell your Original Bonds only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable

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state securities laws. We do not currently intend to register the Original Bonds under the Securities Act (except as discussed in the next sentence). Following consummation of the Exchange Offer, we will not be required to register under the Securities Act any Original Bonds that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of Original Bonds not eligible to participate in the Exchange Offer pursuant to the registration rights agreement. If your Original Bonds are not tendered and accepted in the Exchange Offer, it may become more difficult for you to sell or transfer your Original Bonds. For more information regarding the consequences of not tendering your Original Bonds and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Failure to Exchange” and “The Exchange Offer—Registration Rights Agreement.”

Consequences of Exchanging Your Original Bonds; Who May Participate in the Exchange Offer

Based on interpretations of the staff of the SEC in similar exchange offers, we believe that you will be allowed to resell the Exchange Bonds that we issue in the Exchange Offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

•      you are acquiring the Exchange Bonds in the ordinary course of your business;

•     you are not participating in and do not intend to participate in a distribution of the Exchange Bonds;

•     you have no arrangement or understanding with any person to participate in a distribution of the Exchange Bonds;

•     you are not one of our “affiliates,” as defined in Rule 405 under the Securities Act; and

•     if you are a broker-dealer, you acquired the Original Bonds as a result of market-making activities or other trading activities and not directly from us for your own account in the initial offering of the Original Bonds.

If any of these conditions are not satisfied, you will not be eligible to participate in the Exchange Offer, you should not rely on the interpretations of the staff of the SEC set forth above in connection with the Exchange Offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your bonds.

If you are a broker-dealer and you will receive Exchange Bonds for your own account in exchange for Original Bonds that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Bonds. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the Exchange Offer.

Material U.S. Federal Income Tax Consequences	For a summary of certain U.S. federal income tax consequences of the Exchange Offer, see “Material U.S. Federal Income Tax

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Consequences.”

Exchange Agent	D.F. King & Co., Inc. is acting as the exchange agent in connection with this Exchange Offer. The address and telephone number of D.F. King & Co., Inc. are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds; Expenses	We will not receive any proceeds from the issuance of Exchange Bonds in the Exchange Offer. We will pay all expenses incurred in connection with the performance of our obligations in the Exchange Offer, including registration fees, fees and expenses of the exchange agent and printing costs, among others. We have not retained any dealer-manager or other soliciting agent for the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptance of the Exchange Offer. See “The Exchange Offer—Fees and Expenses.”

Risk Factors	See Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2014, which is incorporated by reference in this prospectus. See “Incorporation by Reference.” For a discussion of significant risk factors applicable to the Exchange Bonds and the Exchange Offer, see “Risk Factors” beginning on page 8 of this prospectus for a discussion of the factors you should carefully consider before deciding to participate in the Exchange Offer.

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The Exchange Bonds

The following is a summary of the terms of the Exchange Bonds. The form and terms of the Exchange Bonds are identical in all material respects to those of the Original Bonds, except that the Exchange Bonds are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Bonds do not apply to the Exchange Bonds. The Exchange Bonds will evidence the same debt as the Original Bonds and will be governed by that certain indenture dated as of October 25, 2007 (as amended from time to time), referred to herein as the Indenture, between us and U.S. Bank National Association, referred to herein as the Trustee. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the Exchange Bonds, see the section of this prospectus entitled “Description of Exchange Bonds.”

Issuer	National Rural Utilities Cooperative Finance Corporation

Securities Offered	Up to $218,339,000 aggregate principal amount of 4.023% Collateral Trust Bonds due 2032.

Maturity Date	November 1, 2032.

Interest Rate	4.023% per annum.

Interest Payment Dates	Semi-annually on May 1 and November 1 of each year, beginning on November 1, 2014. Interest on the Exchange Bonds will accrue from the last interest payment date on which interest was paid on the Original Bonds surrendered in exchange therefor or, if no interest has been paid, from and including May 1, 2014.

Ranking	Except as to security, the Exchange Bonds will rank on a parity with all other senior obligations of CFC, other than debt with statutory priority.

Security	The Exchange Bonds will be secured under the Indenture, equally with all existing collateral trust bonds which have previously been or may be subsequently issued under the Indenture, by the pledge with the trustee of eligible collateral having an “allowable amount” (as defined in the Indenture) at least equal to the aggregate principal amount of collateral trust bonds outstanding under the Indenture at any time. Collateral for outstanding collateral trust bonds, including the Exchange Bonds, will consist of mortgage notes of distribution system members, cash and permitted investments in accordance with the Indenture.

Make-Whole Redemption	We may redeem the Exchange Bonds prior to May 1, 2032 (which is the date that is six months prior to the maturity of the Exchange Bonds), in whole at any time or in part from time to time, at a make-whole redemption price, together with accrued but unpaid interest to the redemption dates, as described elsewhere in this prospectus. Additionally, at any time on or after May 1, 2032 (which is the date that is six months prior to the maturity of the Exchange Bonds), we may redeem the Exchange Bonds, at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Exchange Bonds then outstanding to be redeemed, plus accrued but unpaid interest thereon to the date of redemption. See “Description of the Exchange Bonds.”

Listing	We do not intend to list the Exchange Bonds on any securities exchange.

Governing Law	The Exchange Bonds and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

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Book-Entry Depository	The Depository Trust Company

Trustee	U.S. Bank National Association

Additional Issues

We may, without the consent of the existing holders of the Exchange Bonds, “re-open” the series of Exchange Bonds and issue additional Exchange Bonds, which additional bonds will have the same terms as the Exchange Bonds issued hereby except for the issue price, issue date and under some circumstances, the first interest payment date. We will not issue any additional Exchange Bonds unless the additional Exchange Bonds will be fungible with the Exchange Bonds issued hereby for U.S. federal income tax purposes.

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Risk Factors

You should consider carefully the following risks relating to the Exchange Offer, the Original Bonds and Exchange Bonds, together with the risks and uncertainties discussed under “Forward-Looking Information” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2014, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q, before tendering your Original Bonds in the Exchange Offer. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in or incorporated by reference into this prospectus will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected.

An active trading market for the Bonds may not develop, which could make it difficult to resell your Bonds at their fair market value or at all.

The Exchange Bonds are an issue of securities for which there is currently a limited or no trading market. We do not intend to list the Exchange Bonds on any national securities exchange or automated quotation system. Any market that exists or develops may not last. If the Exchange Bonds are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not continue or develop, you may not be able to resell your Exchange Bonds at their fair market value or at all.

To the extent that Original Bonds are tendered and accepted in the Exchange Offer, the trading market for Original Bonds that are not exchanged could be adversely affected due to the limited amount of Original Bonds that are expected to remain outstanding following the Exchange Offer. Generally, when there are fewer outstanding securities of an issue, there is less demand to purchase that security, which results in a lower price for the security. See “Plan of Distribution” and “The Exchange Offer” for further information regarding the distribution of the Exchange Bonds and the consequences of failure to participate in the Exchange Offer.

If you do not exchange your Original Bonds for Exchange Bonds, you will continue to have restrictions on your ability to resell them, which could reduce their value.

The Original Bonds were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Original Bonds for Exchange Bonds pursuant to the Exchange Offer, you will not be able to resell, offer to resell, or otherwise transfer the Original Bonds unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the Original Bonds under the Securities Act except in the limited circumstances provided in the registration rights agreement.

The Trustee may experience difficulty liquidating or enforcing payment on mortgage notes pledged as collateral after an Event of Default.

If an Event of Default (as defined herein) occurs under the Indenture and is continuing 30 days following notice from the Trustee (as defined herein) requiring us to remedy such Event of Default, the Trustee may sell any or all of the mortgage notes or other property pledged as collateral.

If the Trustee attempts to sell any or all of the mortgage notes or any other pledged property, the Trustee may be unable to find a purchaser for such notes or property, or may be unable to liquidate such notes or property in an orderly or timely manner. Additionally, the market value of such notes or property realized in any sale may not be sufficient to make bondholders whole. The amount to be received upon such sale would depend on many factors, including, but not limited to, the time and manner of sale.

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Forward Looking Information

This prospectus, including the information incorporated by reference herein, contains forward-looking statements defined by the Securities Act and the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the appropriateness of the loan loss allowance, operating income and expenses, leverage and debt to equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could materially differ. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements and the costs and effects of legal or governmental proceedings involving CFC or its members. Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the five years ended May 31, 2014 are included in Exhibit  12 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2014, and are incorporated by reference into this prospectus.

Use of Proceeds

This Exchange Offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the Exchange Offer. You will receive, in exchange for Original Bonds validly tendered and accepted for exchange pursuant to the Exchange Offer, Exchange Bonds in the same principal amount as your Original Bonds. Original Bonds validly tendered and accepted for exchange pursuant to the Exchange Offer will be retired and cancelled. Accordingly, the issuance of the Exchange Bonds will not result in any increase of our outstanding debt.

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Selected Historical Consolidated Financial Data

The following table sets forth certain of our consolidated financial data. The consolidated financial data as of and for the years ended May 31, 2014, 2013, 2012, 2011 and 2010 is derived from our audited consolidated financial statements. The consolidated statement of operations data for each of the years in the three-year period ended May 31, 2014 and the consolidated balance sheet data as of May 31, 2014 and 2013 have been derived from our audited consolidated financial statements incorporated by reference herein. The consolidated statement of operations data for the years ended May 31, 2011 and 2010 and the consolidated balance sheet data as of May 31, 2012, 2011 and 2010 have been derived from the audited consolidated financial statements not included or incorporated by reference herein.

The selected historical financial data below should be read in conjunction with the consolidated financial statements for those periods and their accompanying notes and “Management’s Discussion and Analysis (“MD&A”) of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended May 31, 2014, which is incorporated by reference in this prospectus. See “Incorporation by Reference.”

Selected Financial Data

(dollar amounts in thousands)	2014	2013	2012	2011	2010
For the year ended May 31:
Interest income	$957,540	$955,753	$960,961	$1,008,911	$1,043,635
Net interest income	302,885	263,728	199,183	167,831	131,524
Derivative (losses) gains (1)	(34,421)	84,843	(236,620)	(30,236)	(20,608)
Income (loss) prior to income taxes	194,930	360,836	(151,404)	152,542	110,251
Net income (loss) (2)	192,926	358,087	(148,797)	151,215	110,547
Fixed-charge coverage ratio/TIER (2)(3)	1.29	1.52	—	1.18	1.12
Adjusted TIER (4)	1.21	1.29	1.10	1.21	1.12

As of May 31:
Loans to members	$20,476,642	$20,305,874	$18,919,612	$19,330,797	$19,342,704
Allowance for loan losses	(56,429)	(54,325)	(143,326)	(161,177)	(592,764)
Assets	22,232,743	22,071,651	19,951,335	20,561,622	20,143,215
Short-term debt	5,399,394	7,719,483	4,493,434	5,842,924	4,606,361
Long-term debt (5)	13,303,931	10,696,433	12,151,967	11,293,249	12,054,497
Subordinated deferrable debt	400,000	400,000	186,440	186,440	311,440
Members’ subordinated certificates (6)	1,521,517	1,729,226	1,722,744	1,801,212	1,810,715
Total equity	970,374	811,261	490,755	687,309	586,767
Guarantees	1,064,822	1,112,771	1,249,330	1,104,988	1,171,109

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Leverage ratio (3)	23.01	27.58	42.20	30.52	35.33
Adjusted leverage ratio (4)	6.24	6.11	6.46	6.48	6.34
Debt-to-equity ratio (3)	21.91	26.21	39.65	28.92	33.33
Adjusted debt-to-equity ratio (4)	5.90	5.76	6.01	6.09	5.93

(1)	Amount represents changes in the fair value of derivative instruments (forward value) along with realized gains and losses from cash settlements. Derivative cash settlements represent the net settlements received/paid on interest rate and cross-currency exchange agreements that do not qualify for hedge accounting. The derivative forward value represents the change in fair value on exchange agreements that do not qualify for hedge accounting, as well as amortization related to the transition adjustment recorded as an other comprehensive loss on June 1, 2001.
(2)	For the years ended May 31, 2012, 2011 and 2010 the fixed-charge coverage ratio includes capitalized interest in total fixed charges, which is not included in our times interest earned ratio (“TIER”) calculation. For the years ended May 31, 2014 and 2013, the fixed-charge coverage ratio is the same calculation as our TIER as we did not have any capitalized interest during these years. For the year ended May 31, 2012, earnings were insufficient to cover fixed charges by $149 million.
(3)	See “MD&A - Non-GAAP Financial Measures for the GAAP calculations of these ratios.
(4)	Adjusted ratios include non-GAAP adjustments that we make to financial measures in assessing our financial performance. See “MD&A - Non-GAAP Financial Measures” for further explanation of these calculations and a reconciliation of the adjustments herein.
(5)	Excludes $1,512 million, $3,669 million, $1,247 million, $2,523 million and $2,312 million in long-term debt that comes due, matures and/or will be redeemed during fiscal years 2015, 2014, 2013, 2012 and 2011, respectively. See “Note 5 - Short-term Debt and Credit Arrangements” of the consolidated financial statements for additional information.
(6)	Excludes $91 million, $37 million, $17 million and $12 million of loan and guarantee subordinated certificates, and member capital securities reported as short-term debt at May 31, 2014, 2013, 2012 and 2011, respectively.

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The Exchange Offer

Background and Purpose of the Exchange Offer

We issued the Original Bonds on May 23, 2014 in an exchange offer that was completed on May 23, 2014. The Original Bonds and cash were issued in exchange for a portion of our outstanding debt securities. The Original Bonds were issued in a private placement without being registered under the Securities Act in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act, or, outside the United States, in compliance with Regulation S under the Securities Act.

In connection with the issuance of the Original Bonds, we entered into a registration rights agreement with the dealer manager of the private exchange offer. Under the registration rights agreement, we agreed to file a registration statement with the SEC relating to the Exchange Offer within 120 days of the issue date of the Original Bonds. We also agreed to use our commercially reasonable efforts to cause the registration statement to become effective with the SEC within 210 days of the issue date of the Original Bonds (unless this registration statement (including documents incorporated by reference) is reviewed by the SEC, in which case within 270 days of the issue date of the Original Bonds) and to consummate this Exchange Offer within 60 days (or longer if required by United States federal securities laws) after the registration statement is declared effective and allow the Exchange Offer to remain open for at least 30 days or longer if required by applicable law. The registration rights agreement provides that we will be required to pay additional interest to the holders of the Original Bonds if we fail to comply with such filing, effectiveness and offer consummation requirements. See “—Registration Rights Agreement” below for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline.

Under the registration rights agreement, we agreed to issue and exchange the Exchange Bonds for all Original Bonds validly tendered and not validly withdrawn before the expiration of the Exchange Offer. We are sending this prospectus, together with a letter of transmittal, to all the beneficial holders known to us. For each Original Bond validly tendered to us pursuant to the Exchange Offer and not validly withdrawn, the holder will receive an Exchange Bond having a principal amount equal to that of the tendered Original Bond. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement, of which this prospectus is a part, is intended to satisfy some of our obligations under the registration rights agreement.

The term “holder” with respect to the Exchange Offer means any person in whose name Original Bonds are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder.

Terms of the Exchange Offer

Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Original Bonds validly tendered and not validly withdrawn on or before the expiration date.

On the settlement date, we will issue $1,000 principal amount of Exchange Bonds in exchange for each $1,000 principal amount of outstanding Original Bonds validly tendered pursuant to the Exchange Offer and not validly withdrawn on or before the expiration date. Holders may tender some or all of their Original Bonds pursuant to the Exchange Offer. However, Original Bonds may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the Exchange Bonds are the same as the form and terms of the Original Bonds except that:

•	the Exchange Bonds will be registered under the Securities Act and, therefore, the Exchange Bonds will not bear legends restricting the transfer of the Exchange Bonds; and

•	except in certain limited circumstances, holders of the Exchange Bonds will not be entitled to any further registration rights under the registration rights agreement or to the benefit of the additional interest provisions of the registration rights agreement.

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The Exchange Bonds will evidence the same indebtedness as the Original Bonds, which they will replace, and will be issued under, and be entitled to the benefits of, the same indenture that governs the Original Bonds. As a result, both the Exchange Bonds and the Original Bonds will be treated as a single series of debt securities under the indenture. The Exchange Offer does not depend on any minimum aggregate principal amount of Original Bonds being tendered for exchange.

Solely for reasons of administration, we have fixed the close of business on                        as the record date for the Exchange Offer for purposes of determining the persons to whom we will initially mail this prospectus and the letter of transmittal. There will be no fixed record date for determining holders of the Original Bonds entitled to participate in this Exchange Offer and all holders of Original Bonds may tender their Original Bonds.

We intend to conduct the Exchange Offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, and the related rules and regulations of the SEC. Original Bonds that are not tendered for exchange in the Exchange Offer will remain outstanding and interest on these bonds will continue to accrue at a rate equal to 4.023% per annum.

If you validly tender Original Bonds in the Exchange Offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of Original Bonds. We will pay all charges and expenses in connection with the Exchange Offer, other than certain applicable taxes described under “—Fees and Expenses.”

Resale of the Exchange Bonds

We believe that you will be allowed to resell the Exchange Bonds to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under “—Proper Execution and Delivery of the Letter of Transmittal.” However, if you intend to participate in a distribution of Exchange Bonds, are a broker-dealer that acquired the Original Bonds directly from us for your own account in the initial offering of the Original Bonds and not as a result of market-making activities or other trading activities or are an “affiliate” of us as defined in Rule 405 of the Securities Act, you will not be eligible to participate in the Exchange Offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your bonds. See “—Registration Rights Agreement.”

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers relating to exchange offers like ours. However, we have not asked the SEC to consider this particular Exchange Offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

A broker-dealer that has acquired Original Bonds as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Exchange Bonds it receives for its own account in the Exchange Offer. This prospectus may be used by such broker-dealer to resell any of its Exchange Bonds. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies. See “Plan of Distribution” for more information regarding broker-dealers.

The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original Bonds in any jurisdiction in which this Exchange Offer or the acceptance of the Exchange Offer would not be in compliance with the securities or blue sky laws.

The Exchange Offer is not subject to any federal or state regulatory requirements other than securities laws.

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Expiration Date; Extensions; Amendments

For purposes of the Exchange Offer, the term “expiration date” means 5:00 p.m., New York City time, on                          , unless we extend the Exchange Offer, in which case the expiration date is the latest date and time to which we extend the Exchange Offer.

Subject to applicable law, we reserve the right, in our absolute discretion, by giving oral or written notice to the exchange agent, to:

•	extend the Exchange Offer;

•	terminate the Exchange Offer if a condition to our obligation to exchange Original Bonds for Exchange Bonds is not satisfied or waived on or prior to the expiration date; and

•	amend the Exchange Offer.

If the Exchange Offer is amended in a manner that we determine constitutes a material change, we will resolicit tenders of the Original Bonds and extend the period of time during which the Exchange Offer is open if necessary so that at least five business days remain in the offering period following notice of the material change. Any change in the consideration offered to holders of Original Bonds pursuant to the Exchange Offer will be paid to all holders whose Original Bonds have been previously tendered and not validly withdrawn.

We will promptly announce any extension, amendment or termination of the Exchange Offer by issuing a press release. We will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

We will deliver the Exchange Bonds with respect to the Exchange Offer on the “settlement date,” which will be the fifth business day following the expiration date of the Exchange Offer or as soon as practicable thereafter. We will not be obligated to deliver Exchange Bonds unless the Exchange Offer is consummated.

Conditions of the Exchange Offer

Notwithstanding any other term of the Exchange Offer, or any extension of the Exchange Offer, we may terminate the Exchange Offer before acceptance of the Original Bonds if in our reasonable judgment:

•	the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with or complete the Exchange Offer or, in any such action or proceeding, any material adverse development has occurred with respect to us.

If we, in our reasonable discretion, determine that any of the above conditions have occurred, we may:

•	terminate the Exchange Offer and return all tendered Original Bonds to the tendering holders;

•	extend the Exchange Offer and retain all Original Bonds tendered on or before the expiration date, subject to the holders’ right to withdraw the tender of the Original Bonds; or

•	waive any unsatisfied conditions regarding the Exchange Offer and accept all properly tendered Original Bonds that have not been withdrawn. If this waiver constitutes a material change to the Exchange Offer, we will promptly disclose the waiver, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the

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holders of the Original Bonds, if the Exchange Offer would have otherwise expired.

All conditions to the Exchange Offer will be satisfied or waived prior to the expiration of the Exchange Offer. We will not waive any condition of the Exchange Offer with respect to any bondholder unless we waive such condition for all bondholders.

If we fail to consummate the Exchange Offer or file, have declared effective or keep effective a shelf registration statement within time periods specified by the registration rights agreement, we may be required to pay additional interest in respect of the bonds. See “—Registration Rights Agreement.”

Consequences of Failure to Exchange

Original Bonds that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to us;

•	inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•	inside the United States to an institutional accredited investor that, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Original Bonds, the form of which you can obtain from the trustee and an opinion of counsel acceptable to us and the trustee that the transfer complies with the Securities Act;

•	outside the United States in compliance with Rule 904 under the Securities Act;

•	pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel, if we so request; or

•	pursuant to an effective registration statement under the Securities Act.

The liquidity of the Original Bonds could be adversely affected by the Exchange Offer. See “Risk Factors—Risks Relating to the Exchange Offer.” Following consummation of the Exchange Offer, we will not be required to register under the Securities Act any Original Bonds that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of Original Bonds not eligible to participate in the Exchange Offer pursuant to the registration rights agreement.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Bonds will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offer described in this prospectus and in the letter of transmittal. The participation in the Exchange Offer by a tendering holder of the Original Bonds will constitute the agreement by that holder to deliver good and unencumbered title to the Original Bonds being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the Original Bonds.

Absence of Dissenters’ Rights

Holders of the Original Bonds do not have any appraisal or dissenters’ rights in connection with the Exchange Offer.

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Procedures for Tendering Original Bonds

If you wish to participate in the Exchange Offer and your Original Bonds are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Original Bonds on your behalf pursuant to the procedures of that custodial entity.

To participate in the exchange offer, you must either:

•	complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your Original Bonds specified in the letter of transmittal, to the exchange agent at the address listed in the letter of transmittal, for receipt on or prior to the expiration date; or

•	comply with The Depository Trust Company’s, referred to herein as DTC, Automated Tender Offer Program, referred to herein as ATOP, procedures for book-entry transfer described below on or prior to the expiration date.

The exchange agent and DTC have confirmed that the Exchange Offer is eligible for ATOP with respect to book-entry bonds held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date at its address listed in the letter of transmittal. Original Bonds will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the exchange agent.

The method of delivery of Original Bonds, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or prior to the expiration date. We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under this prospectus. Do not send the letter of transmittal or any Original Bonds to anyone other than the exchange agent.

If you are tendering your Original Bonds in exchange for Exchange Bonds and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold bonds custodially through DTC to arrange for receipt of any Exchange Bonds to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner which holds Original Bonds through Euroclear or Clearstream and wish to tender your Original Bonds, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Original Bonds in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Original Bonds.

Book-Entry Delivery Procedures for Tendering Original Bonds Held with DTC

If you wish to tender Original Bonds held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your Original Bonds pursuant to the Exchange Offer; and

•	instruct your nominee to tender all Original Bonds you wish to be tendered in the Exchange Offer into the exchange agent’s account at DTC on or before the expiration date.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender Original Bonds by effecting a book-entry transfer of Original Bonds to be tendered in the Exchange Offer into the

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account of the exchange agent at DTC by electronically transmitting its acceptance of the Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”), tendering Original Bonds that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

If you wish to participate in the Exchange Offer, delivery of your Original Bonds, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail with return receipt requested, properly insured, and (2) mail the required items sufficiently in advance of the expiration date to allow sufficient time to ensure timely delivery.

Signatures on a letter of transmittal or notice of withdrawal described under “— Withdrawal of Tenders,” as the case may be, must be guaranteed by an eligible institution unless the Original Bonds tendered pursuant to the letter of transmittal:

•	are tendered by a registered holder of the Original Bonds who has not completed either of the boxes titled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	are tendered for the account of an eligible institution.

An “eligible institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holders of Original Bonds tendered thereby, the signatures must correspond with the names as written on the face of the Original Bonds without any change whatsoever. If any of the Original Bonds tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the Original Bonds tendered thereby are registered in different names on different Original Bonds, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Original Bonds that are not tendered for exchange pursuant to the Exchange Offer are to be returned to a person other than the tendering holder, certificates for those Original Bonds must be endorsed or accompanied by an appropriate separate bond power, in either case signed exactly as the name of the registered owner appears on the certificates for the Original Bonds, with the signatures on the certificates or instruments of separate bond power guaranteed by an eligible institution.

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If the letter of transmittal is signed by a person other than the holder of any Original Bonds listed in the letter of transmittal, certificates for those Original Bonds must be properly endorsed or accompanied by a properly completed appropriate bond power, signed by the holder exactly as the holder’s name appears on the certificates for the Original Bonds. If the letter of transmittal or any Original Bonds, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

If the Exchange Bonds or unexchanged Original Bonds are to be delivered to an address other than that of the registered holder appearing on the security register for the Original Bonds, an eligible institution must guarantee the signature on the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Bonds waive any right to receive any notice of the acceptance for exchange of their Original Bonds. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Original Bonds for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Bonds not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Bonds will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Bonds determined by us not to be in proper form or not to be tendered properly or any tendered Original Bonds our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Bonds, whether or not waived in the case of other Original Bonds. Our interpretation of the terms and conditions of the Exchange Offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Bonds must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Bonds, neither we, the exchange agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Bonds will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Original Bonds have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Original Bonds. Holders may contact the exchange agent for assistance with these matters.

Pursuant to the letter of transmittal or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, if you elect to tender Original Bonds in exchange for Exchange Bonds, you must exchange, assign, and transfer the Original Bonds to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered Original Bonds, with full power of substitution, among other things, to deliver the tendered Original Bonds to us and cause ownership of the Original Bonds to be transferred to us. By executing the letter of transmittal, you make the representations, warranties and acknowledgments set forth below to us. By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the exchange of Original Bonds for Exchange Bonds as described in the letter of transmittal.

By tendering, each holder represents, warrants and acknowledges to us, among other things:

•	that the holder has full power and authority to tender, exchange, assign, and transfer the Original Bonds tendered;

•	that we will acquire good and unencumbered title to the Original Bonds being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the

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Original Bonds;

•	that the holder is acquiring the Exchange Bonds in the ordinary course of its business;

•	that the holder has no arrangement or understanding with any person to participate and is not engaged and does not intend to engage in the distribution of the Exchange Bonds;

•	that the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of us;

•	if the holder is a broker-dealer, the holder acquired the Original Bonds as a result of market-making activities or other trading activities and not directly from us for its own account in the initial offering of the Original Bonds; and

•	that if the holder is a broker-dealer and it will receive Exchange Bonds for its own account in exchange for Original Bonds that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the Exchange Bonds.

If you are a broker-dealer that acquired the Original Bonds directly from us for your own account in the initial offering of the Original Bonds and not as a result of market-making activities or other trading activities or you cannot otherwise make any of the representations set forth above, you will not be eligible to participate in the Exchange Offer, you should not rely on the interpretations of the staff of the SEC in connection with the Exchange Offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your bonds.

Participation in the Exchange Offer is voluntary. You are urged to consult your financial and tax advisors in deciding whether to participate in the Exchange Offer.

Withdrawal of Tenders of Original Bonds

You may withdraw your tender of Original Bonds at any time on or before the expiration date.

To withdraw Original Bonds tendered in the Exchange Offer, the exchange agent must receive a written notice of withdrawal at its address set forth below on or before the expiration date. Any notice of withdrawal must:

•	specify the name of the person having deposited the Original Bonds to be withdrawn;

•	identify the Original Bonds to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the Original Bonds;

•	contain a statement that the holder is withdrawing the election to have the Original Bonds exchanged;

•	specify the name in which any Original Bonds are to be registered, if different from that of the registered holder of the Original Bonds; and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the Original Bonds.

The signature on any notice of withdrawal must be guaranteed by an eligible institution, unless the Original Bonds have been tendered by a registered holder of the Original Bonds who has not completed either of the boxes titled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or have been tendered for the account of an eligible institution.

We will make the final determination on all questions regarding the validity, form, eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any Original Bonds validly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Bonds will be issued in exchange unless the Original Bonds so withdrawn are validly tendered again.

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Properly withdrawn Original Bonds may be tendered again by following one of the procedures described above under “—Procedures for Tendering Original Bonds” at any time on or before the expiration date.

Acceptance of Original Bonds for Exchange; Delivery of Exchange Bonds

Upon the terms and subject to the conditions of the Exchange Offer (including if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, we will accept for exchange, and thereby exchange, all Original Bonds validly tendered and not withdrawn on or prior to the expiration date. For the purposes of the Exchange Offer, we will be deemed to have accepted for exchange validly tendered Original Bonds when, as and if we have given written notice or oral notice (immediately confirmed in writing) of acceptance to the exchange agent.

The exchange agent will act as agent for the tendering holders of Original Bonds for the purposes of receiving Exchange Bonds from us and causing the Original Bonds to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer (including if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, delivery of Exchange Bonds to be issued in exchange for accepted Original Bonds will be made by the exchange agent promptly after acceptance of the tendered Original Bonds. Original Bonds not accepted for exchange will be returned without expense to the tendering holders, or, in the case of Original Bonds tendered by book-entry transfer, the non-exchanged Original Bonds will be credited to an account maintained with the book-entry transfer facility promptly following the expiration date. If we terminate the Exchange Offer before the expiration date, these non-exchanged Original Bonds will be credited to the applicable exchange agent’s account promptly after the Exchange Offer is terminated.

Registration Rights Agreement

The following description summarizes the material provisions of the registration rights agreement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement, of which this prospectus is a part, is intended to satisfy some of our obligations under the registration rights agreement.

On May 23, 2014, we and the dealer manager of the private exchange offer entered into the registration rights agreement. Pursuant to the registration rights agreement, we agreed to file with the SEC a registration statement on the appropriate form under the Securities Act, referred to herein as the Exchange Offer Registration Statement, through which we agreed to conduct a registered exchange offer, referred to herein as the Registered Exchange Offer, whereby holders of Original Bonds could, subject to certain conditions and exceptions, exchange their Original Bonds for a like aggregate principal amount of substantially identical bonds (except that certain additional interest provisions, restrictions on transfers and restrictive legends would not be applicable to such bonds), referred to herein as the Exchange Bonds, issued by us. Upon the effectiveness of the Exchange Offer Registration Statement, we will offer to the holders of Transfer Restricted Securities (as defined below) pursuant to the Registered Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Bonds.

If:

(1) we are not

•	required to file the Exchange Offer Registration Statement because the Registered Exchange Offer is not permitted by applicable law or SEC policy; or

•	permitted to consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or SEC policy; or

(2) any holder of Transfer Restricted Securities notifies us prior to the 20th business day following consummation of the Registered Exchange Offer that:

•	it is prohibited by law or SEC policy from participating in the Registered Exchange Offer;

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•	it may not resell the Exchange Bonds acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

•	it is a broker-dealer and owns Original Bonds acquired directly from us or an affiliate of ours,

we will file with the SEC a shelf registration statement on the appropriate form, referred to herein as the Shelf Registration Statement, to cover resales of the Transfer Restricted Securities by the holders of the Transfer Restricted Securities who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

“Transfer Restricted Securities” means each Original Bond until the earliest to occur of:

•	the date on which such Original Bond has been exchanged by a person other than a broker-dealer for an Exchange Bond in the Registered Exchange Offer;

•	following the exchange by a broker-dealer in the Registered Exchange Offer of an Original Bond for an Exchange Bond, the date on which such Exchange Bond is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

•	the date on which such Original Bond has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

•	the date on which such Original Bond is distributed to the public pursuant to Rule 144 under the Securities Act.

The registration rights agreement provides that:

•	we will file an Exchange Offer Registration Statement with the SEC within 120 days of the issue date of the Original Bonds and use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 210 days after the issue date of the Original Bonds (unless the Exchange Offer Registration Statement (including documents incorporated by reference) is reviewed by the SEC, in which case within 270 calendar days after the issue date of the Original Bonds);

•	unless the Registered Exchange Offer would not be permitted by applicable law or SEC policy, we will:

(a)	commence the Registered Exchange Offer; and

(b)	use all commercially reasonable efforts to issue on or prior to 60 days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Bonds in exchange for all Original Bonds tendered prior thereto in the Registered Exchange Offer; and

•	if obligated to file the Shelf Registration Statement, we will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration Statement to become effective under the Securities Act on or prior to 180 days after such obligation arises (unless the Shelf Registration Statement (including documents incorporated by reference) is reviewed by the SEC, in which case within 270 calendar days after the Settlement Date).

If

(1)	we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

(2)	any of such registration statements is not declared effective by the SEC or has not become effective under the Securities Act on or prior to the date specified for such effectiveness, referred to herein as the Effectiveness Target Date;

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(3)	we fail to consummate the Registered Exchange Offer within 60 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared or becomes effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, referred to herein as a Registration Default), then we have agreed to pay additional interest to each holder of Transfer Restricted Securities.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, additional interest will be paid in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities. The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, with a maximum amount of additional interest for all Registration Defaults of 0.50% per annum of the principal amount of Transfer Restricted Securities.

All accrued additional interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of definitive registered bonds by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of additional interest will cease.

Holders of Original Bonds will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the Registered Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have their Original Bonds included in the Shelf Registration Statement. By including Transfer Restricted Securities in the Shelf Registration Statement, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Original Bonds will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the exchange agent for the Exchange Offer. Letters of transmittal and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Original Bonds, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and telephone number set forth below:

By Mail, By Hand and Overnight Courier: 48 Wall Street, 22nd Floor New York, NY 10005 Attention: Krystal Scrudato
By Facsimile (for eligible institutions only): (212) 709-3328	Confirmation Call: (212) 493-6940

Banks and Brokers: (212) 269-5550

Toll Free: (800) 628-8536

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will pay all expenses incurred in connection with the performance of our obligations in the Exchange Offer, including registration fees, fees and expenses of the exchange agent and printing costs, among others, but will only pay the expenses of one counsel representing all holders of Original Bonds.

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We will also bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any officers and employees who engage in soliciting tenders.

We have not retained any dealer-manager or other soliciting agent for the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptance of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

We will pay all transfer taxes, if any, applicable to the exchange of Original Bonds. If, however, Exchange Bonds, or Original Bonds for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Bonds tendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the bonds. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Accounting Treatment

 The Exchange Bonds will be recorded at the same carrying value as the Original Bonds as reflected in our accounting records on the date of the exchange.  Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer, except for the recognition of certain fees and expenses incurred in connection with the Exchange Offer as stated under “—Fees and Expenses.”

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Description of the Exchange Bonds

The following description is a summary of the Indenture (as defined below) and the Exchange Bonds. Because this section is a summary, it does not describe every aspect of the Indenture or Exchange Bonds. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. You should read the Indenture and the Exchange Bonds because they contain additional information and they, and not this description, define your rights as a holder of the Exchange Bonds. The terms of the Exchange Bonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, referred to herein as the Trust Indenture Act. A copy of the Indenture has been filed with the SEC. See “Where You Can Find More Information” for more information on how to obtain a copy. For purposes of this “Description of the Exchange Bonds,” references to “CFC,” “we,” “our” or “us” include only National Rural Utilities Cooperative Finance Corporation and do not include RTFC or NCSC.

General

The Exchange Bonds will be issued under an indenture dated as of October 25, 2007, referred to herein as the Indenture, between CFC and U.S. Bank National Association, as trustee, referred to herein as the Trustee. The Exchange Bonds will be issued in book-entry form only in minimum denominations of $2,000 and in integral multiples of $1,000 thereof.

The Exchange Bonds will mature on November 1, 2032, unless earlier redeemed.

The Exchange Bonds will bear interest at 4.023% per annum. Interest on the Exchange Bonds will be payable on November 1 and May 1 of each year, commencing November 1, 2014, to the persons in whose names such Exchange Bonds are registered at the close of business on the fifteenth calendar day preceding the payment date, or if not a business day, the next succeeding business day. Interest on the bonds will accrue from the last interest payment date on which interest was paid on the Original Bonds surrendered in exchange thereof or, if no interest has been paid, from and including May 1, 2014, to, but excluding, the relevant interest payment date, date of redemption or the date of maturity, as the case may be. Interest on the bonds will be computed on the basis of a 360-day year of twelve 30-day months.

If any of the interest payment dates or the maturity date falls on a day that is not a business day, CFC will postpone the payment of interest or principal to the next succeeding business day, but the payment made on such dates will be treated as being made on the date payment was first due and the holders of the bonds will not be entitled to any further interest or other payments with respect to such postponements. The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, City and State of New York are authorized by law to close.

“Make-Whole” Redemption of the Bonds

We may redeem the Exchange Bonds at any time prior to May 1, 2032 (which is the date that is six months prior to the maturity of the Exchange Bonds), in whole or in part, at a “make-whole” redemption price equal to the greater of (1) 100% of the principal amount being redeemed or (2) the sum of the present value of the remaining scheduled payments of the principal and interest (other than accrued interest) on the Exchange Bonds being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points for the Exchange Bonds plus in each of (1) and (2) above, accrued interest to the redemption date.

At any time on or after May 1, 2032 (which is the date that is six months prior to the maturity of the Exchange Bonds), we may redeem the Exchange Bonds, at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Exchange Bonds then outstanding to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

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“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Exchange Bonds being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with CFC.

“Comparable Treasury Price” means with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the bonds being redeemed.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC and its successor; provided, however, that if J.P. Morgan Securities LLC ceases to be a primary U.S. Government securities dealer in the United States, CFC will appoint another primary U.S. Government securities dealer of its own selection as a substitute and (2) any other U.S. Government securities dealers selected by CFC, provided that there shall not be less than three such dealers (including J.P. Morgan Securities LLC or its successor) with respect to any redemption date.

If CFC elects to redeem less than all of the Exchange Bonds, and such bonds are at the time represented by a global security, then the depositary will select by lot the particular interest to be redeemed. If CFC elects to redeem less than all of the Exchange Bonds, and such bonds are not represented by a global security, then the Trustee will select the particular Exchange Bonds to be redeemed in a manner it deems appropriate and fair.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Exchange Bonds to be redeemed. Unless CFC defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such bonds or the portions called for redemption.

Ranking

Except as to security, the Exchange Bonds will rank on a parity with all other senior obligations of CFC, other than debt with statutory priority.

Security

The Exchange Bonds will be secured under the Indenture, equally with all existing collateral trust bonds and collateral trust bonds which may be subsequently issued under the Indenture, by the pledge with the Trustee of eligible collateral having an “allowable amount” (as defined in the Indenture) at least equal to the aggregate principal amount of Exchange Bonds outstanding. The Indenture provides that eligible collateral will consist of eligible mortgage notes of distribution system members, cash and permitted investments. The allowable amount of cash is 100% thereof, the allowable amount of mortgage notes is the amount advanced and not repaid and the allowable amount of permitted investments is their cost to CFC (exclusive of accrued interest and brokerage commission). However, the allowable amount of permitted investments traded on a national securities exchange or in any over-the-counter market is their fair market value as determined by CFC. For purposes of the Indenture and as used in describing the Exchange Bonds herein, a “member” is any person which is a member of CFC, and a “distribution system member” is a member 50% or more of whose gross operating revenues are derived from sales of electricity to end users, as determined as of the end of the last completed calendar year. On May 31, 2014, there was a total of $6,149 million of eligible mortgage notes pledged under the Indenture with the Trustee, against which $5,398 million of collateral trust bonds (not including the Exchange Bonds offered hereby) had been issued. Under the mortgages held as collateral, CFC generally has a lien on

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all assets and future revenues of the subject distribution system. CFC discloses the principal amount of collateral on deposit and aggregate principal amount of bonds outstanding in each of its Form 10-Q and Form 10-K filings with the SEC. Any cash held by the Trustee as collateral shall upon CFC’s request be invested until required to be paid out under the provisions of the Indenture.

The following are permitted investments under the Indenture:

•	certain obligations of or guaranteed by the United States and of agencies of the United States for which the full faith and credit of the obligor shall be pledged and which mature (except in the case of obligations guaranteed by the RUS) not more than two years after purchase,

•	certificates of deposit or time deposits of any bank or trust company having at least $500,000,000 of capital and surplus and maturing not more than two years after purchase,

•	commercial paper of bank holding companies or other corporate issuers other than CFC generally rated in the highest category by at least two nationally recognized statistical rating agencies and maturing not more than one year after purchase, and

•	obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than two years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies.

As a condition to the authentication and delivery of collateral trust bonds (including the Exchange Bonds) or to the withdrawal of collateral, and in any event at least once a year, CFC must certify to the Trustee that:

•	the allowable amount of eligible collateral pledged under the Indenture is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after the authentication and delivery of such collateral trust bonds;

•	the allowable amount of eligible collateral pledged under the Indenture after any withdrawal of collateral is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after such withdrawal;

•	each eligible mortgage note included in the eligible collateral so certified is an eligible mortgage note of a member having an Equity Ratio (defined below) of at least 20% and an Average Coverage Ratio (defined below) of at least 1.35; and

•	the aggregate allowable amount of all eligible mortgage notes of any one member so certified does not exceed 10% of the aggregate allowable amount of all eligible collateral so certified. (Sections 3.01, 6.01 and 7.13)

CFC is also entitled to the authentication and delivery of collateral trust bonds (including the Exchange Bonds) on the basis of the retirement of outstanding collateral trust bonds at their final maturity or by redemption at the option of CFC. (Section 3.02)

The Indenture provides that collateral trust bonds may be issued without limitation as to aggregate principal amount so long as the allowable amount of eligible collateral pledged under the Indenture at least equals the aggregate principal amount of collateral trust bonds to be outstanding and meets the other requirements set forth herein. (Sections 2.03 and 13.01)

“Eligible Mortgage Note” means a mortgage note of a distribution system member which is secured by a validly existing mortgage under which no “event of default” as defined in the mortgage shall have occurred and shall have resulted in the exercise of any right or remedy described in the mortgage. (Section 1.01)

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“Equity Ratio” of any member means the ratio determined by dividing such member’s equities and margins at the end of the last completed calendar year by such member’s total assets and other debits at such date, in each case computed in accordance with the Uniform System of Accounts prescribed by RUS, or if such member does not prepare its financial statements in accordance with the Uniform System of Accounts prescribed by RUS, then in accordance with Generally Accepted Accounting Principles, referred to herein as GAAP. (Section 1.01)

“Coverage Ratio” of any member for any completed calendar year of such member means the ratio determined by adding such member’s patronage capital and operating margins, non-operating margins — interest, interest expense with respect to long-term debt and depreciation and amortization expense for such year, and dividing the sum so obtained by the sum of all payments of principal and interest required to be made during such year on account of such member’s long-term debt (but in the event any portion of such member’s long-term debt was refinanced during such year, the payments of principal and interest required to be made during such year in respect thereof shall be based (in lieu of actual payments thereon) upon the larger of (x) an annualization of such payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding and (y) the payments of principal and interest required to be made during the following year on account of such refinancing debt); patronage capital and operating margins, interest expense with respect to long-term debt, depreciation and amortization expense, non-operating margins—interest and long-term debt being determined in accordance with the Uniform System of Accounts prescribed at the time by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, except that (i) in computing interest expense with respect to long-term debt, and payments of interest required to be made on account of long-term debt, for the purpose of the foregoing definition, there shall be added, to the extent not otherwise included, an amount equal to 33 1/3% of the excess of the restricted rentals paid by such member for such year over 2% of such member’s equities and margins for such year as defined in the Uniform System of Accounts prescribed by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, and (ii) in computing such member’s patronage capital and operating margins for the purpose of the foregoing definition, all cash received in respect of generation and transmission and other capital credits shall be included. The “Average Coverage Ratio” of any member means the average of the two higher coverage ratios of a member for each of the last three completed calendar years. (Section 1.01)

The effect of these provisions is to exclude from the computation of the coverage ratio capital credits, except to the extent received by the member in the form of cash.

The Indenture requires that each mortgage securing an eligible mortgage note be consistent with CFC’s standard lending practices from time to time. (Section 1.01) There are no requirements in the Indenture as to the value of the property subject to the lien of a mortgage.

The Indenture provides that, unless an Event of Default (as defined herein) under the Indenture exists, and other than certain limited duties specified in the Indenture, the Trustee shall have no duties or responsibilities with regard to any mortgage, and no responsibilities with regard to the value of any property subject thereto. (Section 4.03)

Exercise of Rights under Pledged Mortgage Notes; Receipt of Payments

Until the occurrence of an Event of Default under the Indenture, CFC retains the right to control the exercise of rights and powers under mortgage notes pledged under the Indenture. (Section 15.01)

Unless an Event of Default under the Indenture occurs, CFC will be entitled to receive and retain all payments on account of principal, premium and interest on the eligible mortgage notes and permitted investments on deposit with the Trustee. (Section 4.02)

Modification of the Indenture

Modifications of the provisions of the Indenture may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding collateral trust bonds (voting as a single class), but, without the consent of the holder of each collateral trust bond affected thereby, no such modification may:

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•	effect a reduction, or a change of the stated time of payment, of the principal of or interest on any collateral trust bond or of any premium payable on redemption, change the coin or currency in which the collateral trust bond is payable, or impair the right to take legal action for the enforcement of any such payment;

•	permit the creation of any prior or equal lien on pledged property under the Indenture, terminate the lien under the Indenture, or deprive the holder of any collateral trust bond of the lien created by the Indenture;

•	reduce the above-stated percentage of holders of collateral trust bonds whose consent is required to modify the Indenture or the percentage of holders of collateral trust bonds whose consent is required for any waiver under the Indenture; or

•	modify any of the provisions of certain sections of the Indenture, except to increase any percentage of holders or to provide that certain provisions of the Indenture cannot be modified or waived without the consent of the holder of each collateral trust bond affected. (Section 13.02)

The Indenture provides that CFC and the Trustee may, without the consent of any holders of collateral trust bonds, enter into supplemental indentures for the purposes of:

•	evidencing the succession of another company to the Indenture and the assumption of all covenants of the Indenture by such company;

•	adding to CFC’s covenants or events of default;

•	changing or eliminating any restriction on the payment of principal of collateral trust bonds, provided any such action does not adversely affect the interests of the holders of collateral trust bonds of any series in any material respect;

•	conveying, transferring and assigning to the Trustee, and subjecting to the lien of the Indenture, additional properties of CFC, and correcting or amplifying the description of any property at any time;

•	establishing the form or terms of collateral trust bonds of any series;

•	modifying, eliminating or adding to the Indenture for purposes of maintaining qualification under the Trust Indenture Act;

•	curing ambiguities or inconsistencies in the Indenture or, provided the action does not adversely affect the interests of the holders of any series of collateral trust bonds in any material respect, making other provisions with respect to matters arising under the Indenture; or

•	providing for mortgage notes, mortgages and/or loan agreements to be deposited with a depositary or an agency and/or permitting the addition to and withdrawal from the pledged property of such instruments, to be evidenced by a “book-entry” or other notation not requiring physical delivery of such instruments. (Section 13.01)

Waiver of Certain Covenants

Under the Indenture, CFC will not be required to comply with certain covenants and conditions if the holders of at least a majority in principal amount of the then outstanding collateral trust bonds (voting as a single class) waive compliance with such covenant or condition in such instance or generally, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived. (Section 7.16)

Events of Default

Each of the following will constitute an event of default under the Indenture (an “Event of Default”):

•	failure to pay interest on any collateral trust bond for 30 days after the interest becomes due;

•	failure to pay principal or any premium on any collateral trust bond at their maturity or upon redemption;

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•	default in the making of any sinking fund payment;

•	default in the performance or breach of specified covenants in the Indenture for 60 days after such default is known to any officer of CFC, including the covenant to maintain eligible collateral outlined above;

•	failure to perform any other covenant or warranty in the Indenture for 60 days after notice from the Trustee to CFC or from holders of at least 25% in principal amount of the collateral trust bonds then outstanding to the Trustee; and

•	specified events of bankruptcy, reorganization or insolvency. (Section 9.01)

CFC is required to file annually with the Trustee a written statement as to CFC’s compliance with the conditions and covenants under the Indenture. (Section 7.15) In case an Event of Default should occur and be continuing, the Trustee or the holders of at least 25% in principal amount of the collateral trust bonds then outstanding (voting as a single class) may declare the principal of the bonds to be immediately due and payable. Each declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the collateral trust bonds at the time outstanding. (Section 9.02)

Further, if an Event of Default shall have occurred and be continuing for 30 days following notice and demand for remedy of such Event of Default from the Trustee, the Trustee may sell any or all of the mortgage notes or other property pledged as collateral under the Indenture. (Section 9.03)

Additionally, if an Event of Default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the Trustee, the Trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the collateral trust bonds then outstanding and the offering of indemnity as discussed below, proceed by suit or other action to enforce payment of the collateral trust bonds or the underlying mortgage notes or other property pledged as collateral. (Sections 9.03 and 9.08)

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the collateral trust bonds, unless the holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by compliance. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the collateral trust bonds then outstanding (voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Trustee is not required to expend or risk its own funds or incur financial liability if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured. (Sections 9.08, 10.01 and 10.03)

The Indenture provides that on receipt by the Trustee of notice of an Event of Default, declaring an acceleration or directing the time, method or place of conducting a proceeding at law if an Event of Default has occurred and is continuing, the Trustee shall, with respect to any series of collateral trust bonds represented by a global security or securities, and may, with respect to any other series of collateral trust bonds, establish a record date for the purpose of determining holders of outstanding collateral trust bonds of the series entitled to join in the notice. (Sections 9.01, 9.02 and 9.08)

Satisfaction and Discharge; Defeasance

At the request of CFC, the Indenture will cease to be in effect as to CFC, except for certain obligations to register the transfer or exchange of Exchange Bonds and hold moneys for payment in trust with respect to the Exchange Bonds, when the principal of and interest on Exchange Bonds have been paid and/or CFC has deposited with the Trustee, in trust, money or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and interest on, the Exchange Bonds in accordance with the terms of the Exchange Bonds, or such Exchange Bonds are deemed paid and discharged in the manner described in the next paragraph. (Section 14.01)

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At its option, CFC will be discharged from any and all obligations in respect of the Exchange Bonds after CFC deposits with the Trustee, in trust, money and U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay in U.S. dollars all the principal of, and interest on, the Exchange Bonds on the dates on which payments are due in accordance with the terms of the Exchange Bonds. Among the conditions to CFC’s exercising this option, CFC is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Exchange Bonds to recognize income, gain or loss for United States Federal income tax purposes and that such holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 14.02)

At the request of CFC, the Trustee will deliver or pay to CFC any U.S. government obligations or money deposited with the Trustee by CFC for the purposes described in the preceding two paragraphs and which, in the opinion of an independent accountant, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the Trustee, in exchange for other U.S. government obligations or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, or money deposited with the Trustee for the purposes described in the preceding two paragraphs, so long as the exchange occurs simultaneously, CFC has delivered to the Trustee an officers’ certificate and opinion of counsel stating that all related conditions precedent have been complied with, and in the opinion of an independent accountant, immediately after the exchange, the obligations, securities or money then held by the Trustee will be in the amount as would then have been required to be deposited with the trustee for these purposes. (Section 14.02)

Governing Law

The Indenture is, and the Exchange Bonds will be, governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

U.S. Bank National Association is the trustee with respect to all collateral trust bonds issued under the Indenture.

Further Issuances

CFC may, without the consent of the then existing holders of the Exchange Bonds, “re-open” the series of Exchange Bonds and issue additional Exchange Bonds, which additional bonds will have the same terms as the Exchange Bonds issued hereby except for the issue price, issue date and under some circumstances, the first interest payment date. CFC will not issue any additional Exchange Bonds unless the additional Exchange Bonds will be fungible with the Exchange Bonds issued hereby for U.S. federal income tax purposes.

Book Entry, Delivery and Form

For information regarding book entry, delivery and the form of the Exchange Bonds, please see “Book-Entry Bonds” below.

Notices

Except as otherwise provided in the Indenture, notices to holders of the Exchange Bonds will be sent by mail to the registered holders.

Replacement Securities

In case of mutilation, destruction, loss or theft of any definitive Exchange Bond, application for replacement is to be made at the office of the Trustee. Any such definitive Exchange Bond will be replaced by the Trustee in compliance with such procedures, and on such terms as to evidence and indemnity, as the issuer and the Trustee may require. All costs incurred in connection with the replacement of any definitive Exchange Bond will be borne by the holder of the Exchange Bond. Mutilated or defaced definitive Exchange Bonds must be surrendered before new ones will be issued.

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Book-Entry Debt Securities

Global Bonds

We will issue the Exchange Bonds in the form of one or more global bonds in book-entry form. The global bonds will be deposited with the Trustee and registered in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. Each beneficial interest in a global bond is referred to as a book-entry interest.

The book-entry interests will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global bonds through either DTC (in the U.S.) or Clearstream Banking, société anonyme, referred to herein as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to herein as Euroclear, (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. The book-entry interests will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global bonds may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC, Euroclear and Clearstream and their participants. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge book-entry interests. In addition, while the Exchange Bonds are in global form, holders of book-entry interests will not be considered the owners or “holders” of Exchange Bonds for any purpose.

So long as the Exchange Bonds are held in global form, DTC will be considered the sole owner or holder of the Exchange Bonds represented by that global bond for all purposes under the Indenture and Exchange Bonds. In addition, participants must rely on the procedures of DTC, Euroclear and Clearstream, as the case may be, and indirect participants must rely on the procedures of DTC, Euroclear, Clearstream and the participants through which they own book-entry interests to transfer their interests or to exercise any rights of holders under the Indenture.

Neither CFC nor the Trustee will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, DTC’s nominee or any DTC participant with respect to any ownership interest in the Exchange Bonds, or payments to, or the providing of notice for, DTC participants or beneficial owners.

The information in this section concerning DTC, Euroclear, Clearstream and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable, but CFC does not take any responsibility for the accuracy thereof.

Payments on Global Bonds

Payments of any amounts owing in respect of the global bonds (including principal, premium, if any, and interest) will be made by CFC to DTC or its nominee, which will distribute such payments to participants in accordance with their procedures.

CFC expects that DTC, Euroclear or Clearstream, as applicable (or their respective nominees), upon receipt of any payment of principal of or any premium or interest in respect of a global bond, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective book-entry interests in the principal amount of the global bonds, as shown on the records of DTC, Euroclear or Clearstream, as applicable (or their respective nominees).

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CFC also expects that payments by participants to owners of book-entry interests held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

The Indenture provides that CFC and the Trustee will treat the registered holder of the global bonds as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of CFC, the Trustee or any agent of CFC or the Trustee has or will have any responsibility or liability for:

•	any aspect of the records of DTC, Euroclear, Clearstream or any participant or indirect participation relating to or payments made on account of a book-entry interest or for maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest, or

•	any other acts or omissions of DTC, Euroclear, Clearstream or any participant or indirect participant.

Action by Owners of Book-Entry Interests

DTC has advised CFC that it will take any action permitted to be taken by a holder of Exchange Bonds only at the direction of one or more participants to whose account or accounts the book-entry interests in the global bonds are credited and only in respect of such portion of the aggregate principal amount of Exchange Bonds as to which such participant or participants has or have given such direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the global bonds. However, if there is an Event of Default under the Exchange Bonds, DTC (or its nominee) will exchange the applicable global bond for definitive Exchange Bonds in registered form, which it will distribute to its participants. See “—Definitive Registered Bonds.”

Transfers

Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of definitive registered bonds for any reason, including to sell bonds to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the global bonds in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

Definitive Registered Bonds

Individual certificates in respect of the Exchange Bonds will not be issued in exchange for the global bonds, except in limited circumstances.  CFC will issue or cause to be issued individual certificates for Exchange Bonds in registered form, referred to herein as Definitive Exchange Bonds, on registration of transfer of, or in exchange for, book-entry interests in such Exchange Bonds represented by global bonds upon delivery of such global bonds for cancellation if (1) CFC decides to discontinue use of the book-entry system, (2) in the event of an Event of Default under the Indenture, upon request of a holder of the Exchange Bonds on such terms as are acceptable to CFC and the depositary (as defined in the Indenture) or (3) DTC notifies CFC that it is unwilling or unable to continue as a clearing system in connection with such global bonds or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by CFC within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered.

Payments on any Definitive Exchange Bond would be made by the Trustee directly to holders of the Definitive Exchange Bonds in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on the Definitive Exchange Bonds on each interest payment date would be made to holders in whose names the Definitive Exchange Bonds were registered at the close of business on the related record date. Such payments would be made by check mailed to the address of such holders as they appear on the bond register and, in addition, under the circumstances provided by the Indenture, by wire transfer to a bank or depository institution located in the United States and appropriate facilities thereof. The final payment of principal and interest on any Definitive Exchange Bonds, however, would be made only upon presentation and surrender of such Definitive Exchange Bonds at the office of the paying agent for such bonds.

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A Definitive Exchange Bond may be transferred free of charge in whole or in part upon the surrender of the Definitive Exchange Bond to be transferred, together with the completed and executed assignment which appears on the reverse of the Definitive Exchange Bond, at the specified office of any transfer agent. In the case of a permitted transfer of any part of a Definitive Exchange Bond, a new Definitive Exchange Bond in respect of the balance not transferred will be issued to the transferor. Each new Definitive Exchange Bond to be issued upon the transfer of a Definitive Exchange Bond will, upon the effective receipt of such completed assignment by a transfer agent at its respective specified office, be available for delivery at such specified office, or at the request of the holder requesting such transfer, will be mailed at the risk of the transferee entitled to the new Definitive Exchange Bond to such address as may be specified in such completed assignment. Neither the registrar nor any transfer agent shall be required to register the transfer of or exchange of any Definitive Exchange Bond within 15 days before the maturity date.

Any global bond representing book-entry interests that is exchangeable pursuant to the above will be exchangeable in whole for Definitive Exchange Bonds, of like tenor and of an equal aggregate principal amount, in denominations $2,000 and integral multiples of $1,000 in excess thereof. Upon the exchange of a global bond for Definitive Exchange Bonds, that global bond will be canceled by the Trustee and the Definitive Exchange Bonds will be registered in the names and in the authorized denominations as DTC, pursuant to instructions from its participants, any indirect participants or otherwise, instructs the Trustee. The Trustee will deliver those Exchange Bonds in definitive registered form to the persons in whose names those Exchange Bonds are registered and will recognize those persons as the holders of those Exchange Bonds.

Except as provided above, owners of book-entry interests will not be entitled to receive physical delivery of Exchange Bonds in definitive form and will not be considered the holders of those Exchange Bonds for any purpose under the Indenture, and no global bond representing book-entry interests will be exchangeable, except for another global bond of like denomination and tenor to be registered in the name of DTC (or its nominee). Accordingly, each person owning a book-entry interest must rely on the procedures of DTC, Euroclear and Clearstream, as applicable (and their respective nominees) and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under that global bond or the Indenture.

Information Concerning DTC, Euroclear and Clearstream

CFC understands as follows with respect to DTC, Euroclear and Clearstream:

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants, referred to herein as DTC Participants, and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entry changes in accounts of DTC Participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own interests in DTC. Indirect access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly, referred to herein as indirect participants.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that are not DTC Participants or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through DTC’s system will receive distributions attributable to the global bonds only through DTC Participants.

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Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, referred to herein as Euroclear Participants, and to clear and settle transactions between Euroclear Participants and between Euroclear Participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., referred to herein as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, referred to herein as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.

Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the dealer manager. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, (collectively, referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis, without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to Exchange Bonds held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Clearstream

Clearstream holds securities for its participating organizations, referred to herein as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, and the Banque Centrale du Luxembourg which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and may include the dealer manager. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator. Distributions with respect to Exchange Bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Global Clearance and Settlement Under the Book-Entry System

Transfers between DTC Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will be effected in the ordinary way, in accordance with the applicable rules and operating procedures of

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Clearstream and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC Participants, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Exchange Bonds in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of book-entry interests received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Exchange Bonds settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Exchange Bonds by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Exchange Bonds among DTC Participants, Clearstream Participants and Euroclear Participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

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Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to a holder who exchanges its Original Bonds for Exchange Bonds pursuant to the Exchange Offer. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as Original Bonds held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations) and partnerships and their partners), or to persons that hold the Original Bonds as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local, or non-U.S. tax considerations. Each holder is urged to consult his tax advisor regarding the U.S. federal, state, local, and non- U.S. income and other tax consequences of the ownership and disposition of the Exchange Bonds.

The exchange of Original Bonds for Exchange Bonds in the Exchange Offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Bond; the holding period of Exchange Bond will include the holding period of the Original Bond; and the adjusted tax basis of the Exchange Bond will be the same as the adjusted tax basis of the Original Bond immediately before the exchange. There will be no U.S. federal income tax consequences to a holder of an Original Bond that does not participate in the Exchange Offer.

In any event, persons considering the exchange of Original Bonds for Exchange Bonds should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations, as well as any consequences arising under laws of any other taxing jurisdiction.

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Plan of Distribution

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Bond issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery requirements of the Securities Act as long as (i) such holder is acquiring the Exchange Bonds in the ordinary course of its business, (ii) such holder is not participating and does not intend to participate in a distribution of the Exchange Bonds, (iii) such holder has no arrangement or understanding with any person to participate in a distribution of the Exchange Bonds, (iv) such holder is not our affiliate, (v) if such holder is a broker-dealer such holder acquired the Original Bonds as a result of market-making activities or other trading activities and not directly from us for its own account in the initial offering of the Original Bonds, and (vi) if such holder is a broker-dealer that will receive Exchange Bonds for its own account in exchange for Original Bonds that were acquired as a result of market-making or other trading activities, then it shall deliver a prospectus in connection with any resale of such Exchange Bonds. If such holder is participating in the Exchange Offer for the purpose of distributing the Exchange Bonds to be acquired in the Exchange Offer, such holder cannot rely on the position of the staff of the SEC enunciated in the no-action letters referred to above or interpretive letters to a similar effect, and such holder must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a resale of the Exchange Bonds. If such holder fails to comply with these requirements, such holder may incur liabilities under the Securities Act, and we will not indemnify such holder for such liabilities.

In addition, in connection with any resales of the Exchange Bonds, exchanging broker-dealers that receive Exchange Bonds for their own account pursuant to this Exchange Offer must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Bonds with the prospectus contained in the Exchange Offer registration statement. As a result, each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for Original Bonds where such Original Bonds were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition all dealers effecting transactions in the Exchange Bonds may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Bonds by broker-dealers or any other persons. Exchange Bonds received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Bonds, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any Exchange Bonds. Any broker-dealer that resells Exchange Bonds that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of Exchange Bonds may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit resulting from these resales of Exchange Bonds and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay certain expenses incident to the Exchange Offer (but only the expenses of one counsel representing all holders of the Original Bonds) and commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Bonds and the Exchange Bonds (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

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Legal Matters

Certain legal matters will be passed upon for us by Hogan Lovells US LLP, Washington, DC.

Experts

The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2014, and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP’s report dated August 28, 2014, refers to its audit of the adoption of Accounting Standards Update No. 2011-11, Disclosures about Offsetting Assets and Liabilities, and Accounting Standards Update No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, as more fully described in Note 16 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2013 consolidated financial statements other than with respect to this disclosure.

The consolidated financial statements as of May 31, 2013, and for each of the two years in the period ended May 31, 2013, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended May 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

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NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

Offer to Exchange up to $218,339,000 Aggregate Principal Amount of 4.023% Collateral Trust Bonds due 2032
that have been registered under the Securities Act of 1933, as amended for

Any and all outstanding 4.023% Collateral Trust Bonds due 2032 that have not been registered under the Securities Act of 1933, as amended

The Exchange Agent for the Exchange Offer is:

D.F. King & Co., Inc. By Mail, By Hand and Overnight Courier: 48 Wall Street, 22nd Floor New York, NY 10005 Attention: Krystal Scrudato
By Facsimile (for eligible institutions only): (212) 709-3328	Confirmation Call: (212) 493-6940

Banks and Brokers: (212) 269-5550

Toll Free: (800) 628-8536

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The bylaws of CFC provide for indemnification of all CFC directors, officers and employees to the fullest extent authorized by law, as the law exists or may change (to the extent such changes broaden the indemnification rights of indemnitees).

Section 29-306.51 of the District of Columbia Business Organizations Code (the “Business Organizations Code”) provides that a corporation may indemnify a director if the director:

“(1)(A) Conducted himself or herself in good faith; (B) reasonably believed: (i) in the case of conduct in an official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that the director’s conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.”

Furthermore, Section 29-306.56 of the Business Organizations Code permits a corporation to indemnify an officer:

“(1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability (A) in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.”

Subsection (2) in the immediately preceding paragraph applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

An officer who is not a director shall be entitled to mandatory indemnification under the Business Organizations Code and may apply to the Superior Court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under the applicable provisions of the Business Organizations Code.

Item 21. Exhibits and Financial Statement Schedules.

(a)      The Exhibit Index filed herewith is incorporated herein by reference.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information

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contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on the 5th day of September, 2014.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ Sheldon C. Petersen
Sheldon C. Petersen
Chief Executive Officer

POWER OF ATTORNEY

Each person whose original signature appears below hereby appoints Sheldon C. Petersen, J. Andrew Don and Roberta B. Aronson, and each and any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full and several powers of substitution, for and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any one of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 5, 2014.

Signature	Title

/s/ Sheldon C. Petersen	Chief
Sheldon C. Petersen	Executive Officer

/s/ J. Andrew Don	Senior Vice President and
J. Andrew Don	Chief Financial Officer
(Principal Financial Officer)

/s/ Robert E. Geier	Vice President and
Robert E. Geier	Controller (Principal
Accounting Officer)

/s/ Joel Cunningham	President and Director
Joel Cunningham

/s/ Ray Beavers	Vice President and Director
Ray Beavers

/s/ R. Grant Clawson	Secretary-Treasurer and Director
R. Grant Clawson

/s/ Patrick L. Bridges	Director
Patrick L. Bridges

/s/ Fred Brog	Director
Fred Brog

/s/ Mike Campbell	Director
Mike Campbell

/s/ Mel Coleman	Director
Mel Coleman
/s/ Walter K. Crook	Director
Walter K. Crook

/s/ Kent D. Farmer	Director
Kent D. Farmer

/s/ Roman E. Gillen	Director
Roman E. Gillen

/s/ Christopher L. Hamon	Director
Christopher L. Hamon

/s/ Scott W. Handy	Director
Scott W. Handy

/s/ Thomas L. Hayes	Director
Thomas L. Hayes
/s/ Robert M. Hill	Director
Robert M. Hill

/s/ Lyle Korver	Director
Lyle Korver

/s/ R.W. Matheny	Director
R.W. Matheny

/s/ Glenn W. Miller	Director
Glenn W. Miller

/s/ Curtis Nolan	Director
Curtis Nolan

/s/ Harry N. Park	Director
Harry N. Park

/s/ Curtin R. Rakestraw II	Director
Curtin R. Rakestraw II

/s/ Randy D. Renth	Director
Randy D. Renth

/s/ Kirk A. Thompson	Director
Kirk A. Thompson

/s/ Stephen C. Vail	Director
Stephen C. Vail

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the SEC on August 28, 2014.

3.2	Amended Bylaws, as approved by the CFC Board of Directors and members on March 7, 2011. Incorporated by reference to Exhibit 3.2 to our Form 10-Q filed with the SEC on April 13, 2011.

4.1	Indenture, dated as of October 25, 2007, between CFC and U.S. Bank National Association, as Trustee, relating to collateral trust bonds. Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 filed with the SEC on October 26, 2007 (Registration No. 333-146960).

4.2	Registration Rights Agreement, dated as of May 23, 2014, between CFC and J.P. Morgan Securities LLC.

4.3	Form of Bond relating to Exchange Bonds.

5.1	Opinion of Hogan Lovells US LLP as to the validity of the Exchange Bonds.

12.1	Computation of ratio of earnings to fixed charges. Incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K filed with the SEC on August 28, 2014.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature pages of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee with respect to the Indenture dated as of October 25, 2007.

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Registered Holders and DTC Participants.

99.3	Form of Instructions to Registered Holders from Beneficial Owner.